                                  EXHIBIT II


     This schedule contains summary financial information extracted from the consolidated financial statements of First Robinson Financial Corporation for the quarterly period ended July 31, 1997 and is qualified in its entirety by reference to such financial statements.

                                                      (In thousands, except per share amounts)
                       Period Type                                                                       3 Months
                       Fiscal Year End                                                               October 31, 1996
                       Period End                                                                      July 31, 1997

     9-03(1)           Cash and due from banks                                                       $              348
     9-03(2)           Interest-bearing deposits                                                                  3,002
     9-03(3)           Federal funds sold - purchased securities for resale                                           0
     9-03(4)           Trading account assets                                                                         0
     9-03(6)           Investment and mortgage backed securities held for sale                                    3,710
     9-03(6)           Investment and mortgage backed securities
                         held to maturity-carrying value                                                            503
     9-03(6)           Investment and mortgage backed securities
                         held to maturity-market value                                                              503
     9-03(7)           Loans                                                                                     63,039
     9-03(7)(2)        Allowance for losses                                                                         443
     9-03(11)          Total assets                                                                              73,855
     9-03(12)          Deposits                                                                                  60,387
     9-03(13)          Short-term borrowings                                                                          0
     9-03(15)          Other liabilities                                                                            817
     9-03(16)          Long-term debt                                                                                 0
     9-03(19)          Preferred stock - mandatory redemption                                                         0
     9-03(20)          Preferred stock - no mandatory redemption                                                      0
     9-03(21)          Common stocks                                                                                  9
     9-03(22)          Other stockholders' equity                                                                12,642
     9-03(23)          Total liabilities and stockholders' equity                                                73,855
     9-04(1)           Interest and fees on loans                                                                 1,429
     9-04(2)           Interest and dividends on investments                                                        126
     9-04(4)           Other interest income                                                                          0
     9-04(5)           Total interest income                                                                      1,555
     9-04(6)           Interest on deposits                                                                         767
     9-04(9)           Total interest expense                                                                       802
     9-04(10)          Net interest income                                                                          753
     9-04(11)          Provision for loan losses                                                                     48
     9-04(13)(h)       Investment securities gains/losses                                                             0
     9-04(14)          Other expenses                                                                               547
     9-04(15)          Income/loss before income tax                                                                358
     9-04(17)          Income/loss before extraordinary items                                                       358
     9-04(18)          Extraordinary items, less tax                                                                  0
     9-04(19)          Cumulative change in accounting principles                                                     0
     9-04(20)          Net income or loss                                                                           220
     9-04(21)          Earnings per share-primary                                                                  0.06
     9-04(21)          Earnings per share-fully diluted                                                            0.06


                                  EXHIBIT II


     1.B.5             Net yield-interest earnings assets-actual                                                   4.24%
     III.C.1(a)        Loans on non accrual                                                          $               95
     III.C.1(b)        Accruing loans past due 90 days or more                                                       35
     III.C.1(c)        Troubled debt restructuring                                                                  164
     III.C.2           Potential problem loans
     IV.A.1            Allowance for loan loss-beginning of period                                                  399
     IV.A.2            Total chargeoffs                                                                              16
     IV.A.3            Total recoveries                                                                              12
     IV.A.4            Allowance for loan loss-end of period                                                        443
     IV.B.1            Loan loss allowance allocated to domestic loans                                              365
     IV.B.2            Loan loss allowance allocated to foreign loans                                                 0
     IV.B.3            Loan loss allowance-unallocated                                                               78















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

                                  SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 FIRST ROBINSON FINANCIAL CORPORATION



Date:  September 10, 1997        /s/ Rick L. Catt
       ------------------        ----------------------------------------
                                 Rick L. Catt
                                 President and Chief Operations Officer

Date:  September 10, 1997        /s/ Jamie E. McReynolds
       ------------------        -----------------------------------------
                                 Jamie E. McReynolds
                                 Chief Financial Officer and Vice President
















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